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                                                                    EXHIBIT 99.1

PROXY                                                                      PROXY

                               VSI HOLDINGS, INC.

              PROXY SOLICITED ON BEHALF OF YOUR BOARD OF DIRECTORS
 FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON           ,           ,
                                      2001

     The Shareholder executing this Proxy appoints Thomas W. Marquis and Robert
J. Marshall, and each of them, each with full power to appoint his substitute, attorneys and proxies to represent the Shareholder and to vote and act with respect to all shares of common stock, $.01 par value per share, of VSI Holdings, Inc. ("VSI Holdings") that the Shareholder would be entitled to vote on all matters which come before the Special Meeting of Shareholders of VSI Holdings referred to above (the "Special Meeting") and at any adjournment(s) or postponement(s) of the Special Meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VSI HOLDINGS, INC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF VSI HOLDINGS COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH 24, 2001, BETWEEN VSI HOLDINGS AND SPX CORPORATION ("SPX"), AND ALL OF THE TRANSACTIONS CONTEMPLATED BY THAT AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE BUSINESS COMBINATION OF VSI HOLDINGS AND SPX). THE SHARES OF VSI HOLDINGS COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING.

                 (Continued and to be signed on reverse side.)
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     1.    Approval and adoption of the Agreement and Plan of Merger dated as of
           March 24, 2001, between VSI Holdings and SPX, and all of the transactions contemplated by that agreement (including, without limitation, the business combination of VSI Holdings and SPX).

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.
       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     The undersigned Shareholder hereby (i) revokes any and all proxies previously executed with respect to the Special Meeting, and (ii) acknowledges receipt of the Notice and Proxy Statement-Prospectus for the Special Meeting.

                                          Dated:
                                        -------------------------------------- ,
                                          2001
                                          Signature
                                          --------------------------------------

                                               ---------------------------------
                                          Title
                                          --------------------------------------
                                          Signature
                                          --------------------------------------

                                               Please sign exactly as name
                                          appears on this proxy. When shares are
                                          held by joint tenants, both should
                                          sign. When signing as attorney,
                                          executor, administrator, trustee or
                                          guardian, please give full title as
                                          such. If a corporation, please sign in
                                          full corporate name by an authorized
                                          officer. If a partnership, please sign
                                          in partnership name by authorized
                                          person.